Exhibit 10.24

PATENT ASSIGNMENT AGREEMENT

This Patent Assignment Agreement (this “Assignment”) dated as of July 21, 2004 (the “Effective Date”), is made by and between Elan Pharmaceuticals, Inc., a Delaware corporation (“Assignor”), and Acorda Therapeutics, Inc., a Delaware corporation (“Assignee”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of July 21, 2004 by and between Assignor and Assignee.

Assignor is the owner of the Product Patent Rights, which relate to the following patent and patent application (the “Assigned Patents”), and of the inventions claimed in the Assigned Patents (the “Inventions”):

Patent	Patent No./ Application No.	Country	Date
Method of Reducing Somnolence in Patients Treated with Tizanidine	6,455,557 B1	United States	September 24, 2002
Method Of Increasing the Extent of Absorption of Tizanidine.	10/645,840	United States	Filed August 22, 2003

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor assigns and transfers to the Assignee, and the Assignee’s successors and assigns, and the Assignee accepts such assignment and transfer of, the entire, undivided right, title and interest in and to:  (a) such Product Patent Rights and the Assigned Patents, (b) the right to file applications for patent of the United States on the Inventions, (c) any application(s) for patent of the United States claiming priority to any Assigned Patent, including any division(s), continuation(s), and continuation(s)-in-part, and (d) any patent(s) of the United States that may be granted for or on any application for patent identified in the preceding paragraphs (a) - (c), including any reissue(s) and extension(s) of said patent(s), all of the foregoing to be held and enjoyed by the above-named Assignee, for Assignee’s own use and benefit; and for the benefit of Assignee’s successors and assigns, to the full end of the term or terms relating to such Product Patent Rights.

The Assignor hereby covenants and agrees to and with the Assignee, its successors, legal representatives, and assigns, that the Assignor will sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done in connection with any and all proceedings for the procurement, maintenance, enforcement and defense of the Invention(s), said applications, and said patents, including interference proceedings, without charge to the Assignee, its successors, legal representatives, and assigns, but at the cost and expense of the Assignee, its successors, legal representatives, and assigns.

Assignor authorizes and requests the Commissioner of the United States Patent and Trademark Office, or any other party whose duty is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to the Assignee and the Assignee’s successors and assigns, in accordance with the terms of this Assignment.

ELAN PHARMACEUTICALS, INC.

By:	/s/ Jack Laflin
	Name:	Jack Laflin
	Title:	Executive Vice President
Global Core Services

STATE OF	:
: ss.
COUNT OF	:

Before me, a notary public in and for the State and County aforesaid, on this _______ day of ______________________, 2004, personally appeared _________________, who acknowledged to me that he/she is the ____________________________________, who executed the within Assignment on behalf of said corporation and acknowledged to me that he/she executed the same or the purposes therein stated.

Notary Public

My Commission Expires:

2

State of California	)
) ss:
County of San Diego	)

On	July 16, 2004	before me,	Kellee Clinton, Notary Public
	Date		Name and Title of Officer (e.g., “Jane Doe, Notary Public

personally appeared	John Calvin Laflin - AKA Jack Laflin
name(s) of Signer(s)

☐ personally known to me ☐ proved to me on the basis of satisfactory

☐ to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

KELLEE CLINTON Commission # 138445 Notary Public - California San Diego County My Comm. Expires Jul 12, 2006

WITNESS my hand and official seal, /s/ Signature of Notary Public

OPTIONAL

Though the Information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent
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Description of Attached Document
Title or Type of Document:
Document Date:	Number of Pages:
Signer(s) Other Than Named Above:
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Capacity(ies) Claimed by Signer
Signer’s Name:
☐ Individual	RIGHT THUMBPRINT OF SIGNER Top of thumb here
☐ Corporate Officer - Title(s):
☐ Partner - ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other

Signer Is Representing: